UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 1)
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☐	Soliciting Material under § 240.14a-12
First Citizens Banc Corp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
INTRODUCTION
INFORMATION ABOUT THE SPECIAL MEETING
ADOPTION OF AMENDMENT TO ARTICLE FOURTH OF THE ARTICLES OF INCORPORATION TO AUTHORIZE THE CORPORATION TO ISSUE 200,000 PREFERRED SHARES (Item 1 on Proxy Card)
ADJOURNMENT OF THE SPECIAL MEETING (Item 2 on Proxy Card)
BENEFICIAL OWNERSHIP OF COMMON SHARES OF THE CORPORATION
SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING
OTHER MATTERS

FIRST CITIZENS BANC CORP
100 East Water Street
P. O. Box 5016
Sandusky, Ohio 44870
(419) 625-4121
www.fcza.com
November 13, 2008
To the Shareholders of First Citizens Banc Corp:
     A Special Meeting of Shareholders (the “Special Meeting”) of First Citizens Banc Corp., an Ohio corporation (the “Corporation”), will be held on Tuesday, December 9, 2008 at 10:00 a.m., Eastern Standard Time, at the Cedar Point Center Facility, BGSU Firelands College, One University Drive, Huron, Ohio 44839.
     The attached Notice of Special Meeting of Shareholders and Proxy Statement describe the business to be transacted at the Special Meeting. At the Special Meeting, Shareholders will be asked:
•	To consider and vote upon a proposal to adopt an amendment to Article FOURTH of the Corporation’s Articles of Incorporation to authorize the Corporation to issue up to 200,000 preferred shares.

•	To consider and vote upon a proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendment to Article FOURTH of the Corporation’s Articles of Incorporation.

•	To consider and act upon any other matter which may properly come before the Special Meeting or any adjournment thereof. The Corporation’s Board of Directors is not aware of any other business to come before the Special Meeting.
     If adopted, the proposed amendment to Article FOURTH of the Corporation’s Articles of Incorporation may allow the Corporation to take advantage of low-cost capital-raising opportunities provided through the recently announced TARP Capital Purchase Program instituted under the Emergency Economic Stabilization Act of 2008.
     Your vote is very important, regardless of the number of common shares of the Corporation you own. An abstention or a broker non-vote will have the same effect as a vote “AGAINST” the proposed amendment to the Corporation’s Articles of Incorporation. To adopt the proposed amendment, a majority of the Corporation’s outstanding common shares must vote “FOR” the proposed amendment. Whether or not you plan to attend the Special Meeting in person, it is important that you vote your common shares as soon as possible.
     If you attend the Special Meeting, you may revoke your proxy and vote in person, even if you have previously voted.

Sincerely, James O. Miller President and CEO

FIRST CITIZENS BANC CORP
100 East Water Street
P. O. Box 5016
Sandusky, Ohio 44870
(419) 625-4121
www.fcza.com
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Important Notice Regarding the Availability of Proxy Materials
for the Special Meeting of Shareholders of First Citizens Banc Corp
to Be Held on December 9, 2008

Dear Shareholders:
     Under the rules of the Securities and Exchange Commission (the “SEC”), you are receiving this Notice that the proxy materials for the Special Meeting of Shareholders (the “Special Meeting”) of First Citizens Banc Corp (the “Corporation”) are available on the Internet.
     The Special Meeting will be held at the Cedar Point Center Facility, BGSU Firelands College, One University Drive, Huron, Ohio 44839, on Tuesday, December 9, 2008, at 10:00 a.m., Eastern Standard Time, for the following purposes:
1.	To consider and vote upon a proposal to adopt an amendment to Article FOURTH of the Corporation’s Articles of Incorporation to authorize the Corporation to issue up to 200,000 preferred shares.

2.	To consider and vote upon a proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendment to Article FOURTH of the Corporation’s Articles of Incorporation.

3.	To consider and act upon any other matter which may properly come before the Special Meeting or any adjournment thereof. The Corporation’s Board of Directors is not aware of any other business to come before the Special Meeting.
     Your Board of Directors recommends that you vote “FOR” the adoption of the proposed amendment to Article FOURTH of the Corporation’s Articles of Incorporation to authorize the Corporation to issue up to 200,000 preferred shares. Your Board of Directors also recommends that you vote “FOR” the approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendment to Article FOURTH of the Corporation’s Articles of Incorporation.
     Action may be taken on the foregoing proposals at the Special Meeting on the date specified, or on any date to which, by original or later adjournment, the Special Meeting may be adjourned. If you were a shareholder of record at the close of business on November 6, 2008, you will be entitled to vote in person or by proxy at the Special Meeting and any adjournment thereof.

     This Notice also constitutes notice of the Special Meeting.
     The Corporation’s Proxy Statement for the Special Meeting and a sample of the form of proxy card sent to shareholders by the Corporation are available at: www.proxydocs.com/fcza.
     You are cordially invited to attend the Special Meeting. Your vote is very important, regardless of the number of common shares you own. Whether or not you plan to attend the Special Meeting in person, it is important that your common shares be represented. Please sign, date and return your proxy card as soon as possible. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. Alternatively, if your common shares are registered directly with the Corporation’s transfer agent, Illinois Stock Transfer Company, you may appoint a proxy to vote electronically via the Internet or by using the toll-free telephone number given on the form of proxy. If you are a holder of record, you also may cast your vote in person at the Special Meeting.

By Order of the Board of Directors,
November 13, 2008	James E. McGookey Secretary First Citizens Banc Corp

2

FIRST CITIZENS BANC CORP
100 East Water Street
P. O. Box 5016
Sandusky, Ohio 44870
(419) 625-4121
www.fcza.com
PROXY STATEMENT
FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 9, 2008
INTRODUCTION
     We are sending this Proxy Statement and the accompanying proxy card to you as a shareholder of First Citizens Banc Corp, an Ohio corporation (the “Corporation”), in connection with the solicitation of proxies for the Special Meeting of Shareholders (the “Special Meeting”) to be held at the Cedar Point Center Facility, BGSU Firelands College, One University Drive, Huron, Ohio 44839, on Tuesday, December 9, 2008, at 10:00 a.m., Eastern Standard Time. The Corporation’s Board of Directors is soliciting proxies for use at the Special Meeting, or any adjournment thereof. Only shareholders of record as of the close of business on November 6, 2008, the record date for determination of the shareholders entitled to vote at the Special Meeting, will be entitled to vote at the Special Meeting. The proxy solicitation materials for the Special Meeting will be distributed to shareholders of record on or about November 17, 2008.
INFORMATION ABOUT THE SPECIAL MEETING
Why is the Corporation holding a Special Meeting of Shareholders?
     The recent challenges experienced as a result of turbulence in the financial markets make it necessary for financial institutions to not only preserve existing capital, but to supplement such capital as a protection against further economic difficulties. Recently, certain capital-raising opportunities have been presented by the United States Department of the Treasury (the “Treasury”) that provide the Corporation with options to raise capital in a low-cost manner. While the Corporation’s capital position is already sound and above the minimum required to be considered well-capitalized under applicable regulatory guidelines, management would like to take advantage of these opportunities to ensure that during these uncertain economic times, the Corporation is well-positioned to support its existing operations as well as anticipated future growth.
When is the Special Meeting?
     Tuesday, December 9, 2008 at 10:00 a.m., Eastern Standard Time.
Where will the Special Meeting be held?
     At the Cedar Point Center Facility, BGSU Firelands College, One University Drive, Huron, Ohio 44839.
What matters will be voted upon at the Special Meeting?
     At the Special Meeting, shareholders will consider and vote upon the following:

1.	A proposal to adopt an amendment to Article FOURTH of the Corporation’s Articles of Incorporation to authorize the Corporation to issue up to 200,000 preferred shares.

2.	A proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendment to Article FOURTH of the Corporation’s Articles of Incorporation.

3.	Any other matter which may properly come before the Special Meeting or any adjournment thereof. The Corporation’s Board of Directors is not aware of any other business to come before the Special Meeting.
Why is the amendment to Article FOURTH of the Corporation’s Articles of Incorporation necessary?
     The Board of Directors believes that the proposed amendment to Article FOURTH of the Corporation’s Articles of Incorporation to authorize the Corporation to issue up to 200,000 preferred shares is advisable and in the best interests of the Corporation and its shareholders for several reasons. The authorization of the preferred shares would permit the Board of Directors to issue such preferred shares without further shareholder approval or delay and, thereby, provide the Corporation with maximum flexibility in structuring acquisitions, joint ventures, strategic alliances, capital-raising transactions and for other corporate purposes. The preferred shares would enable the Corporation to respond promptly to and take advantage of market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special meeting of shareholders to approve a contemplated issuance of preferred shares. The Board of Directors believes that this will also help to reduce costs because it will not have to seek additional shareholder approval to issue the preferred shares unless it is required to obtain shareholder approval for the transaction under the rules of The NASDAQ Stock Market (“NASDAQ”), the stock exchange on which the Corporation’s common shares are listed.
     On November 12, 2008, the Corporation applied to participate in the Treasury’s recently announced TARP Capital Purchase Program (the “Capital Purchase Program”) instituted under the Emergency Economic Stabilization Act of 2008. The Corporation proposes to sell up to $23,184,000 of senior preferred shares to the Treasury, representing 3% of the Corporation’s total risk-weighted assets as of September 30, 2008. The Corporation’s application was pending as of the date of this proxy statement. Although the Corporation is currently well-capitalized under applicable regulatory guidelines, the Board of Directors believes it is advisable to take advantage of the Capital Purchase Program to raise additional capital to ensure that, during these uncertain economic times, the Corporation is well-positioned to support its existing operations as well as anticipated future growth. Because the Corporation is not currently authorized to issue preferred shares under its Articles of Incorporation, it is necessary for the Corporation to amend its Articles of Incorporation to authorize preferred shares in order to participate in the Capital Purchase Program. However, even if the proposed amendment to the Corporation’s Articles of Incorporation is adopted, there can be no assurance that the Treasury will approve the Corporation’s application to participate in the Capital Purchase Program or that the Corporation will issue any senior preferred shares to the Treasury under the Capital Purchase Program.
Who can vote?
     You are entitled to vote your common shares if the Corporation’s shareholder records show that you held your common shares as of the close of business on November 6, 2008, the record date for the Special Meeting.

     Each shareholder is entitled to one vote for each common share of the Corporation held on November 6, 2008. At the close of business on November 6, 2008, there were 7,623,893 common shares outstanding and entitled to vote. The common shares are the only class of stock of the Corporation presently outstanding.
How do I vote?
     If you were the record holder of common shares of the Corporation as of November 6, 2008, you may vote in person by attending the Special Meeting or, to ensure that your common shares are represented at the Special Meeting, you may vote your common shares by signing and returning the enclosed proxy card in the postage-paid envelope provided.
     Shareholders whose common shares of the Corporation are registered directly with the Corporation’s transfer agent, Illinois Stock Transfer Company, may also appoint proxies to vote electronically via the Internet or by using the toll-free telephone number given on the enclosed proxy card. The deadline for transmitting voting instructions electronically via the Internet or by telephone is 11:59 p.m., Eastern Standard Time, on December 7, 2008.
How do I vote if my common shares are held in “street name”?
     If you hold your common shares in “street name” with a broker, a financial institution or other nominee, then that entity is considered the shareholder of record for voting purposes and should give you instructions for voting your common shares. As a beneficial owner, you have the right to direct the record holder on how to vote the common shares held in your account. If you hold your common shares in “street name,” you may be eligible to appoint your proxy electronically via the Internet or telephonically and may incur costs associated with the electronic access or telephone usage.
     If you hold your common shares in “street name” and wish to attend the Special Meeting and vote in person, you must bring an account statement or letter from your broker, financial institution or other nominee authorizing you to vote on behalf of such record holder. The account statement or letter must show that you were the direct or indirect beneficial owner of the common shares on November 6, 2008, the record date for voting at the Special Meeting.
How will my common shares be voted?
     Those common shares represented by properly executed proxy cards that are received prior to the Special Meeting, or by properly authenticated Internet or telephone votes that are submitted prior to the deadline for doing so, and not subsequently revoked, will be voted in accordance with your instructions by your proxy. If you submit a valid proxy card prior to the Special Meeting, or timely submit your proxy via the Internet or by telephone, but do not provide voting instructions, your proxy will vote your common shares as recommended by the Board of Directors, except in the case of broker non-votes where applicable, as follows:
•	“FOR” the adoption of the amendment to Article FOURTH of the Corporation’s Articles of Incorporation to authorize the Corporation to issue up to 200,000 preferred shares; and

•	“FOR” the approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendment to Article FOURTH of the Corporation’s Articles of Incorporation.

No appraisal or dissenters’ rights exist for any action proposed to be taken at the Special Meeting. If any other matters are properly presented for voting at the Special Meeting, the persons appointed as proxies will vote on those matters, to the extent permitted by applicable law, in accordance with their best judgment.
Can the proxy materials be accessed electronically?
     We are sending the proxy materials for the Special Meeting to shareholders on or about November 17, 2008 by first-class U.S. mail. The Corporation’s Proxy Statement for the Special Meeting and a sample of the form of proxy card sent to shareholders by the Corporation are available at: www.proxydocs.com/fcza.
How do I change or revoke my proxy?
     Shareholders who submit proxies retain the right to revoke them at any time before they are exercised. Unless revoked, the common shares represented by such proxies will be voted at the Special Meeting and any adjournment thereof. You may revoke your proxy at any time before a vote is taken at the Special Meeting by:
•	filing a written notice of revocation with the Secretary of First Citizens, at 100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870;

•	executing and returning a later-dated proxy card or submitting a later-dated vote through the Internet or by telephone; or

•	attending the Special Meeting and giving notice of revocation in person.
     Attendance at the Special Meeting will not, by itself, revoke your proxy.
     The last-dated proxy you submit (by any means) will supersede any previously submitted proxy. If you have instructed your broker, bank or nominee to vote your common shares, you must follow directions received from your broker, bank or nominee to change your vote.
If I vote in advance, can I still attend the Special Meeting?
     Yes. You are encouraged to vote promptly by returning your signed proxy card by mail or, if applicable, by appointing a proxy to vote electronically via the Internet or by telephone so that your common shares will be represented at the Special Meeting. However, appointing a proxy does not affect your right to attend the Special Meeting and vote your common shares in person.
What constitutes a quorum and how many votes are required for adoption of the proposals?
     A majority of the outstanding common shares represented in person or by proxy will constitute a quorum at the Special Meeting. Common shares may be present in person or represented by proxy at the Special Meeting. Both abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum. There were 7,623,893 common shares of the Corporation outstanding and entitled to vote on November 6, 2008, the record date. A majority of the outstanding common shares, or 3,811,947 common shares, present in person or represented by proxy, will constitute a quorum. A quorum must exist to conduct business at the Special Meeting.

     Under Ohio law and the Corporation’s Articles of Incorporation, the adoption of the proposed Amendment to Article FOURTH of the Corporation’s Articles of Incorporation requires the affirmative vote of the holders of a majority of the Corporation’s common shares outstanding and entitled to vote at the Special Meeting. Approval of an adjournment of the Special Meeting requires the affirmative vote of the holders of a majority of the common shares of the Corporation represented, in person or by proxy, at the Special Meeting.
     Both the proposal to adopt the amendment to Article FOURTH of the Corporation’s Articles of Incorporation to authorize the Corporation to issue up to 200,000 preferred shares and the proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendment to Article FOURTH of the Corporation’s Articles of Incorporation, are “non-routine” items. Therefore, a broker holding common shares for a beneficial owner in street name may vote on these proposals only if the beneficial owner has provided voting instructions. A “broker non-vote” occurs when a broker holding common shares for a beneficial owner is unable to vote a proposal because the proposal is non-routine and the beneficial owner does not provide any voting instructions.
     The following sets forth the votes required, and the impact of abstentions and broker non-votes, if any, on the two proposals.

Impact of Abstentions and
Broker
Item	Vote Required	Non-Votes, if any

Amendment to Article FOURTH of the Corporation’s Articles of Incorporation	Approval of a majority of the outstanding common shares	• Abstention will not count as a vote cast on the proposal but has the same effect as a vote “AGAINST” the proposal

• Broker non-vote will have same effect as a vote “AGAINST” the proposal

Adjournment of the Special Meeting	Approval of a majority of the common shares represented, in person or by proxy, at the Special Meeting	• Abstention will not count as a vote cast on the proposal but has the same effect as a vote “AGAINST” the proposal

• Broker non-vote will not count as a vote on the proposal and will not affect the outcome of the vote
What is the recommendation of the Corporation’s Board of Directors?
     The Corporation’s Board of Directors recommends that each shareholder vote “FOR” the adoption of the proposed amendment to Article FOURTH of the Corporation’s Articles of Incorporation to authorize the Corporation to issue up to 200,000 preferred shares and “FOR” the proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendment to Article FOURTH of the Corporation’s Articles of Incorporation.

What will the consequences be if the proposed amendment to Article FOURTH of the Corporation’s Article of Incorporation is not adopted?
     If the proposed amendment to Article FOURTH of the Corporation’s Articles of Incorporation to authorize the Corporation to issue up to 200,000 preferred shares is not adopted, the Corporation will not be able to take advantage of the Capital Purchase Program. While the Corporation’s capital position is already sound and above the minimums required to be considered well-capitalized under applicable regulatory guidelines, the Board of Directors believes it is advisable to take advantage of the Capital Purchase Program to raise additional capital to ensure that, during these uncertain economic times, the Corporation is well positioned to support its existing operations as well as anticipated future growth.
Who pays the cost of proxy solicitation?
     The Corporation will pay the costs of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card and other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors, other than the Internet access and telephone usage charges mentioned above. Although we are soliciting proxies by mailing these proxy materials to our shareholders, the directors, officers and employees of the Corporation and our subsidiaries also may solicit proxies by further mailing, personal contact, telephone, facsimile or electronic mail without receiving any additional compensation for such solicitations. Arrangements will also be made with brokerage firms, financial institutions and other nominees who are record holders of common shares of the Corporation for the forwarding of solicitation materials to the beneficial owners of such common shares. The Corporation will reimburse these brokers, financial institutions and other nominees for their reasonable out-of-pocket costs in connection therewith.
     The Corporation does not presently intend to hire a proxy solicitation firm in connection with the Special Meeting. However, in the event the Corporation does decide to hire a proxy solicitation firm to assist with the solicitation of proxies on behalf of the Board of Directors, the Corporation estimates that the total fees paid to such firm will not exceed $10,000.
Who should I call if I have questions concerning this proxy solicitation or the proposals to be considered at the Special Meeting?
     If you have any questions concerning this proxy solicitation, or the proposals to be considered at the Special Meeting, please call James E. McGookey, Secretary, at 419-625-4121 (Sandusky area) or 888-645-4121 (other).
ADOPTION OF AMENDMENT TO ARTICLE FOURTH
OF THE ARTICLES OF INCORPORATION TO AUTHORIZE
THE CORPORATION TO ISSUE 200,000 PREFERRED SHARES
(Item 1 on Proxy Card)
General
     Under the Corporation’s existing Articles of Incorporation, the Corporation does not have the authority to issue preferred shares. If the shareholders adopt the proposed amendment to Article FOURTH of the Corporation’s Articles of Incorporation, the Corporation will be authorized to issue up to 200,000 preferred shares, without par value. The Board of Directors will be authorized to provide for the issuance of one or more series of preferred shares and, in connection with the creation of any such series, to adopt an amendment to the Corporation’s Articles of Incorporation determining, in whole or in part, the express terms of any such series to the fullest extent permitted under Ohio law. As such, the preferred shares would be available for issuance without further action by the Corporation’s shareholders, except as may be required by applicable law or pursuant to the rules of NASDAQ.
Reasons for Adoption of the Proposed Amendment
     The Board of Directors believes that the proposed amendment to Article FOURTH of the Corporation’s Articles of Incorporation to authorize the issuance of the preferred shares is advisable and in the best interests of the Corporation and its shareholders for several reasons. The authorization of the preferred shares would permit the Board of Directors to issue such preferred shares without shareholder approval or delay and, thereby, provide the Corporation with maximum flexibility in structuring acquisitions, joint ventures, strategic alliances, capital-raising transactions and for other corporate purposes. The preferred shares would enable the Corporation to respond promptly to and take advantage of market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special meeting of shareholders to approve a contemplated issuance of shares. The Board of Directors believes that this will also help to reduce costs because it will not have to seek additional shareholder approval to issue the preferred shares unless it is required to obtain shareholder approval for the transaction under the rules of NASDAQ.
     The primary objective of the proposed amendment to the Articles of Incorporation is to enable the Corporation to participate in the Treasury’s Capital Purchase Program. On November 12, 2008, the Corporation applied to participate in the Capital Purchase Program. The Corporation proposed in its application to sell up to $23,184,000 of senior preferred shares to the Treasury, representing 3% of the Corporation’s total risk-weighted assets as of September 30, 2008. The Corporation’s application was pending as of the date of this proxy statement. Although the Corporation is currently well-capitalized under applicable regulatory guidelines, the Board of Directors believes it is advisable to take advantage of the Capital Purchase Program to raise additional capital to ensure that, during these uncertain economic times, the Corporation is well-positioned to support its existing operations as well as anticipated future growth. Because the Corporation is not currently authorized to issue preferred shares under its Articles of Incorporation, it is necessary for the Corporation to amend its Articles of Incorporation to authorize preferred shares in order to participate in the Capital Purchase Program. However, even if the proposed amendment to the Corporation’s Articles of Incorporation is adopted, there can be no assurance that the Treasury will approve the Corporation’s application to participate in the Capital Purchase Program or that the Corporation will issue any senior preferred shares to the Treasury under the CPP.
Terms of the Capital Purchase Program
     The Capital Purchase Program was announced by the Treasury on October 14, 2008 as part of the Troubled Asset Relief Program (TARP). Pursuant to the Capital Purchase Program, the Treasury will purchase up to $250 billion of senior preferred shares on standardized terms from qualifying financial institutions. The purpose of the Capital Purchase Program is to encourage U.S. financial institutions to build capital to increase the flow of financing to U.S. businesses and consumers and to support the U.S. economy.
     Under the Capital Purchase Program, eligible financial institutions can generally apply to issue senior preferred shares to the Treasury in aggregate amounts between 1% and 3% of the institution’s risk-weighted assets. On November 12, 2008, the Corporation applied for an investment by the Treasury of $23,184,000, representing 3% of the Corporation’s risk-weighted assets as of September 30, 2008. The Corporation’s application was pending as of the date of this proxy statement. If the Corporation receives preliminary approval to participate in the Capital Purchase Program, the Corporation would then have 30 days from the date of preliminary approval to satisfy all requirements for participation and to complete the issuance of the senior preferred shares to the Treasury.
     If the Corporation participates in the Capital Purchase Program, the Treasury would purchase from the Corporation cumulative perpetual preferred shares, with a liquidation preference of at least $1,000 per share (the “Senior Preferred Shares”). Based upon the $23,184,000 investment amount proposed in the Corporation’s application to the Treasury, the Corporation would issue 23,184 Senior Preferred Shares with a liquidation preference of $1,000 per share. The Senior Preferred Shares would constitute Tier 1 capital and would rank senior to the Corporation’s common shares. The Senior Preferred Shares would pay cumulative dividends at a rate of 5% per annum for the first five years and would reset to a rate of 9% per annum after year five. Dividends would be payable quarterly in arrears.
     The Senior Preferred Shares would be non-voting shares, but would have class voting rights on (i) any authorization or issuance of shares ranking senior to the Senior Preferred Shares; (ii) any amendment to the rights of the Senior Preferred Shares; or (iii) any merger, consolidation share, exchange, reclassification or similar transaction which would adversely affect the rights of the Senior Preferred Shares. In the event that the cumulative dividends described above were not paid in full for six dividend periods, whether or not consecutive, the authorized number of directors of the Corporation would automatically be increased by two and the holders of the Senior Preferred Shares would have the right to elect two directors. The right to elect directors would end when dividends have been paid in full for four consecutive dividend periods.
     The Senior Preferred Shares would be redeemable after three years at their issue price, plus any accrued and unpaid dividends. Prior to the end of three years after the Treasury’s investment, the Senior Preferred Shares could only be redeemed using the proceeds of an offering of other Tier 1 qualifying perpetual preferred shares or common shares which yields at least 25% of the issue price of the Senior Preferred Shares. Any such redemption must be approved by the Corporation’s primary federal bank regulator — the Federal Reserve Board. The Treasury would be permitted to transfer the Senior Preferred Shares to a third party at any time.
     Each financial institution that participates in the Capital Purchase Program must also issue a warrant (the “Warrant”) to the Treasury to purchase a number of common shares having a market price equal to 15% of the aggregate amount of the Senior Preferred Shares purchased by the Treasury. The Warrant will have a term of 10 years. Based upon the $23,184,000 investment amount proposed in the Corporation’s application to the Treasury, the Corporation would issue a Warrant to the Treasury to purchase common shares having a market price equal to $3,477,600. The initial exercise price for the Warrant, and the market price for determining the number of common shares subject to the Warrant, will be determined by reference to the market price of the common shares on the date of the investment by the Treasury in the Senior Preferred Shares (calculated based on the average closing prices of the common shares for a 20 day trading period). Based on the average of the closing prices of the Corporation’s common shares, as reported on NASDAQ, for the 20-trading days ended November 6, 2008 ($8.83), the number of common shares subject to the warrant would be approximately 393,839, or 5.1%, of the common shares of the Corporation outstanding on November 6, 2008. If the Corporation completes one or more offerings of other Tier I qualifying perpetual preferred shares or common shares on or before December 31, 2009 that result in the Corporation receiving aggregate gross proceeds of not less than 100% of the aggregate liquidation preference of the Senior Preferred Shares, the number of common shares under the Warrant held by the Treasury will be reduced by a number of common shares equal to one-half of the number of common shares originally underlying the Warrant (taking into account all anti-dilution adjustments).
     If the Corporation participates in the Capital Purchase Program, it will be required prepare and file with the SEC a registration statement under the Securities Act of 1933, as amended, to register for resale the Senior Preferred Shares and the Warrant and the underlying common shares purchasable upon exercise of the Warrant. The registration statement must be filed as soon as practicable, and in any event within 30 days, after closing of the Treasury investment.
     As long as the Senior Preferred Shares are outstanding, the Corporation would not be permitted to declare or pay dividends on any common shares, any junior preferred shares or any preferred shares ranking pari passu with the Senior Preferred Shares (other than in the case of pari passu preferred shares, dividends on a pro rata basis with the Senior Preferred Shares), nor would the Corporation be permitted to repurchase or redeem any common shares or preferred shares other than the Senior Preferred Shares, unless all accrued and unpaid dividends for all past dividend periods on the Senior Preferred Shares are fully paid. Unless the Senior Preferred Shares have been transferred or redeemed in whole, until the third anniversary of the Treasury’s investment, any increase in common share dividends would be prohibited without the prior approval of the Treasury. In addition, unless the Senior Preferred Shares have been transferred or redeemed in whole, until the third anniversary of the Treasury’s investment, the Treasury’s consent would be required for any share repurchases other than repurchases of the Senior Preferred Shares and repurchases of junior preferred shares or common shares in connection with any benefit plan in the ordinary course of business and consistent with past practice.

     To participate in the Capital Purchase Program, the Corporation will be required to adopt the Treasury’s standards for executive compensation and corporate governance, for the period during which the Treasury holds equity issued under the Capital Purchase Program. These standards generally apply to the chief executive officer, chief financial officer, plus the next three most highly compensated executive officers. The Corporation would be required to meet certain standards, including: (1) ensuring that incentive compensation for senior executives does not encourage unnecessary and excessive risks that threaten the value of the financial institution; (2) requiring a clawback of any bonus or incentive compensation paid to a senior executive based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate; (3) prohibiting certain severance payments to a senior executive, generally referred to as “golden parachute” payments, above specified limits set forth in the U.S. Internal Revenue Code; and (4) agreeing not to deduct for tax purposes executive compensation in excess of $500,000 for each senior executive. The Board of Directors does not anticipate that any material changes would need to be made to the Corporation’s existing compensation plans and arrangements to comply with the Treasury’s standards for executive compensation and corporate governance.
     The foregoing description of the Capital Purchase Program is based on the information currently available regarding the Capital Purchase Program and does not purport to be complete in all respects. The terms of the Capital Purchase Program, including the terms of the Senior Preferred Shares and of the Warrant, are set forth in the form of Securities Purchase Agreement — Standand Terms form of letter Agreement, form of Certificate of Designations, form of Warrant and related documentation made publicly available by the Treasury and to be executed by the Treasury and each participating institution.
Potential Anti-Takeover Effect of Preferred Shares
     The proposed amendment to Article FOURTH of the Corporation’s Articles of Incorporation could have certain anti-takeover effects with respect to the Corporation. Specifically, the authorized preferred shares could be issued so as to make it more difficult for a third party to acquire a majority of the Corporation’s outstanding voting stock or otherwise effect a change of control.
     The Board of Directors does not intend to issue any preferred shares for any defensive or anti-takeover purpose or with features intended specifically to make any attempted acquisition of the Corporation more difficult. Instead, the Board of Directors intends to issue preferred shares only for the purpose of facilitating acquisitions, joint ventures, strategic alliances, capital-raising transactions and for other corporate purposes. The issuance of preferred shares in connection with these purposes could nonetheless have the effect of making an acquisition of the Corporation more difficult.
     The Corporation’s Amended and Restated Regulations contain other provisions which could potentially make a change of control of the Corporation more difficult, including provisions that require shareholder proposals and shareholder nominations of individuals for election to the Board of Directors to be made in writing and delivered to the Corporation within specified timeframes in advance of a shareholder meeting. In addition, Article SIXTH (“Article SIXTH”) of the Corporation’s Articles of Incorporation sets forth certain requirements in connection with the approval or authorization of any of the following types of business combinations:
•	any merger or consolidation involving the Corporation or any subsidiary of the Corporation;

•	any sale, lease, exchange, transfer or other disposition of all or a substantial part of the assets of the Corporation or any subsidiary of the Corporation;

•	any sale, lease, exchange, transfer or other disposition of all or a substantial part of the assets of any entity to the Corporation or any subsidiary of the Corporation;

•	any issuance, sale, exchange, transfer or other disposition by the Corporation or any subsidiary of the Corporation of any corporation;

•	any recapitalization or reclassification of the Corporation’s securities or other transaction that would have the effect of increasing the voting power of a “related person” (as defined below);

•	any liquidation, spin-off, split-up or dissolution of the Corporation; and

•	any agreement, contract or other arrangement providing for any of the foregoing transactions.
     For purposes of Article SIXTH, “related person” generally means any person, entity or group, including any affiliate or associate thereof (other than the Corporation, any wholly-owned subsidiary of the Corporation and any employee benefit plan sponsored by the Corporation or any such subsidiary of the Corporation) that, at the time any business combination is agreed to, authorized or approved, is the beneficial owner of not less than 10% of the common shares of the Corporation entitled to vote on such business combination.
     Board considerations. Article SIXTH provides that, when evaluating a business combination or any tender or exchange offer, the Board of Directors of the Corporation must consider, without limitation: (i) the social and economic effects of the transaction on the Corporation and its subsidiaries, employees, customers, creditors and community; (ii) the business and financial conditions and earning prospects of the acquiring person or persons; and (iii) the competence, experience and integrity of the acquiring person or persons and its or their management.
     Shareholder considerations. Article SIXTH further provides that the affirmative vote of the holders of not less than 80% of each class of the Corporation’s common shares entitled to vote on the transaction will be required for the approval of any business combination in which a related person has an interest (except proportionately as a shareholder), except that the 80% voting requirement will not apply if (i) the continuing directors, who at the time constitute at least a majority of the Board of Directors of the Corporation, have approved the business combination by at least two-thirds vote or (ii) certain conditions relating to the fairness of the transaction have been satisfied. Pursuant to Article SIXTH of the Corporation’s Articles of Incorporation, if the 80% voting requirement is inapplicable, the transaction under consideration may be authorized by the affirmative vote of the holders of common shares of the Corporation entitling them to exercise a majority of the voting power of the Corporation.
     Article SEVENTH of the Corporation’s Articles of Incorporation provides that no amendment of the Articles of Incorporation will be effective to amend, alter or repeal any of the provisions of Article SIXTH unless such amendment shall receive the affirmative vote of the holders of not less than 80% of the common shares of the Corporation entitled to vote thereon, except that the 80% voting requirement will not apply if such amendment has been proposed and authorized by the Board of Directors of the Corporation by the affirmative vote of at least two-thirds of the continuing directors.
     Certain state laws make a change in control of an Ohio corporation more difficult, even if desired by the holders of a majority of the corporation’s shares. Provided below is a summary of the Ohio anti-takeover statutes.
     Ohio Control Share Acquisition Statute. Section 1701.831 of the Ohio Revised Code, known as the “Ohio Control Share Acquisition Statute,” provides that specified notice and informational filings and special shareholder meetings and voting procedures must occur before consummation of a proposed

“control share acquisition.” A control share acquisition is defined as any acquisition of shares of an “issuing public corporation” that would entitle the acquirer, directly or indirectly, alone or with others, to exercise or direct the voting power of the issuing public corporation in the election of directors within any of the following ranges:
•	one-fifth or more, but less than one-third, of the voting power;

•	one-third or more, but less than a majority, of the voting power; or

•	a majority or more of the voting power.
     An “issuing public corporation” is an Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no close corporation agreement exists. Assuming compliance with the notice and informational filing requirements prescribed by the Ohio Control Share Acquisition Statute, the proposed control share acquisition may take place only if, at a duly convened special meeting of shareholders, the acquisition is approved by both:
•	a majority of the voting power of the corporation represented in person or by proxy at the meeting; and

•	a majority of the voting power at the meeting exercised by shareholders, excluding:
•	the acquiring shareholder,

•	officers of the corporation elected or appointed by the directors of the corporation,

•	employees of the corporation who are also directors of the corporation, and

•	persons who acquire specified amounts of shares after the first public disclosure of the proposed control share acquisition.
     An Ohio corporation may opt out of the provisions of the Ohio Control Share Acquisition Statute by adopting an appropriate amendment to its articles of incorporation or regulations. First Citizens has not amended its Articles of Incorporation or its Code of Regulations to opt out of the provisions of the Ohio Control Share Acquisition Statute.
     Ohio Merger Moratorium Statute. Chapter 1704 of the Ohio Revised Code, known as the “Ohio Merger Moratorium Statute,” prohibits specified business combinations and transactions between an issuing public corporation and a beneficial owner of shares representing 10% or more of the voting power of the corporation in the election of directors (an “interested shareholder”) for at least three years after the interested shareholder became such, unless the board of directors of the issuing public corporation approves either (1) the transaction or (2) the acquisition of the corporation’s shares that resulted in the person becoming an interested shareholder, in each case before the interested shareholder became such.
     For three years after a person becomes an interested shareholder, the following transactions between the corporation and the interested shareholder (or persons related to the interested shareholder) are prohibited:
•	the sale or acquisition of an interest in assets meeting thresholds specified in the statute;

•	mergers and similar transactions;

•	a voluntary dissolution;

•	the issuance or transfer of shares or any rights to acquire shares having a fair market value at least equal to 5% of the aggregate fair market value of the corporation’s outstanding shares;

•	a transaction that increases the interested shareholder’s proportionate ownership of the corporation; and

•	the receipt of any other benefit that is not shared proportionately by all shareholders.
     After the three-year period, transactions between the corporation and the interested shareholder are permitted if:
•	the transaction is approved by the holders of shares with at least two-thirds of the voting power of the corporation in the election of directors (or a different proportion specified in the corporation’s articles of incorporation), including at least a majority of the outstanding shares after excluding shares controlled by the interested shareholder; or

•	the business combination results in shareholders, other than the interested shareholder, receiving a “fair market value” for their shares determined by the method described in the statute.
     An Ohio corporation may opt out of the provisions of the Ohio Merger Moratorium Statute by adopting an appropriate amendment to its articles of incorporation. The Corporation has not amended its Articles of Incorporation to opt out of the provisions of the Ohio Merger Moratorium Statute.
Proposed Amendment to Article FOURTH
     The full text of the proposed amendment to Article FOURTH of the Corporation’s Articles of Incorporation is attached to this Proxy Statement as Appendix A. If the proposed amendment is adopted, the Corporation’s Board of Directors would be authorized to issue preferred shares in one or more series, from time to time, with full or limited voting power, or without voting power, and with all designations, preferences and relative, participating, optional or other special rights and privileges of, and qualifications, limitations or restrictions upon the preferred shares, as may be provided in the amendment or amendments adopted by the Corporation’s Board of Directors. Notwithstanding the foregoing, the voting rights of any series of preferred shares may not be greater than the voting rights of the Corporation’s common shares, except to the extent specifically required with respect to any series of preferred shares which may be designated for issuance to the Treasury under the Capital Purchase Program. The authority of the Corporation’s Board of Directors includes, but is not limited to, the determination or fixing of the following with respect to preferred shares of any series:
•	the division of the preferred shares into series and the designation and authorized number of preferred shares (up to the number of preferred shares authorized) in each series;

•	the dividend rate and whether dividends are to be cumulative;

•	whether preferred shares are to be redeemable, and, if so, whether redeemable for cash, property or rights;

•	the liquidation rights to which the holders of preferred shares will be entitled, and the preferences, if any;

•	whether the preferred shares will be subject to the operation of a sinking fund, and, if so, upon what conditions;

•	whether the preferred shares will be convertible into or exchangeable for shares of any other class or of any other series of any class of capital stock and the terms and conditions of the conversion or exchange;

•	the voting rights of the preferred shares, which may be full, limited or denied, except as otherwise required by law; provided that the voting rights of any series of preferred shares may not be greater than the voting rights of the Corporation’s common shares, except to the extent specifically required with respect to any series of preferred shares which may be designated for issuance to the Treasury under the Capital Purchase Program;

•	the pre-emptive rights, if any, to which the holders of preferred shares will be entitled and any limitations thereon;

•	whether the issuance of any additional shares, or of any shares of any other series, will be subject to restrictions as to issuance, or as to the powers, preferences or rights of any of these other series; and

•	any other relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions.
     The common shares are the only class of stock of the Corporation presently outstanding. The actual effect of the issuance of any preferred shares upon the rights of holders of common shares cannot be stated until the Board of Directors determines the specific rights of any preferred shares. However, the effects might include, among other things, restricting dividends on the common shares, diluting the voting power of the common shares, reducing the market price of the common shares or impairing the liquidation rights of the common shares without further action by the shareholders. For a discussion of the effect upon the rights of holders of common shares of the issuance of Senior Preferred Shares under the Treasury’s Capital Purchase Program, see “— Terms of the Capital Purchase Program” beginning on page 7.
     Holders of the Corporation’s common shares will not have preemptive rights with respect to the preferred shares. Similarly, because any common shares of the Corporation which may be delivered upon exercise of the Warrant will be treasury shares, holders of the Corporation’s common shares will not have preemptive rights with respect to any common shares which may be delivered upon exercise of the Warrant.
     Except for the Senior Preferred Shares contemplated by the Treasury’s Capital Purchase Program, the Corporation has no present intention or agreement to issue any of the preferred shares.
THE CORPORATION’S BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ADOPTION OF THE AMENDMENT TO ARTICLE FOURTH OF THE CORPORATION’S ARTICLES OF INCORPORATION TO AUTHORIZE THE CORPORATION TO ISSUE UP TO 200,000 PREFERRED SHARES.
ADJOURNMENT OF THE SPECIAL MEETING
(Item 2 on Proxy Card)
     In the event there are not sufficient votes at the time of the Special Meeting to adopt the proposed amendment to Article FOURTH of the Corporation’s Articles of Incorporation, the Corporation’s management may propose to adjourn the Special Meeting to a later date or dates in order to permit the solicitation of additional proxies. Under Ohio law, no notice of an adjourned meeting need be given to you if the date, time and place of the adjourned meeting are fixed and announced at the Special Meeting.
     In order to permit proxies that have been received by the Corporation at the time of the Special Meeting to be voted for an adjournment, if necessary, the Corporation has submitted the proposal to adjourn the Special Meeting to you as a separate matter for your consideration.
     In this proposal, the Corporation is asking you to authorize the holder of any proxy solicited by its Board of Directors to vote in favor of adjourning the Special Meeting and any later adjournments. If the Corporation’s shareholders approve the proposal to adjourn the Special Meeting, the Corporation could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the proposal to amend Article FOURTH of the Corporation’s Articles of Incorporation, including the solicitation of proxies from the shareholders that have previously voted against such proposal to amend Article FOURTH of the Corporation’s Articles of Incorporation. As a result, even if proxies representing a sufficient number of votes against the proposal to amend Article FOURTH of the Corporation’s Articles of Incorporation have been received, the Corporation could adjourn the Special Meeting without a vote on the proposal to amend Article FOURTH of the Corporation’s Articles of Incorporation and seek to convince shareholders to change their votes to votes in favor of the adoption of the amendment to Article FOURTH of the Corporation’s Articles of Incorporation.
     The proposal to adjourn the Special Meeting must be approved by the holders of a majority of the common shares of the Corporation present in person or by properly executed proxy and entitled to vote at the Special Meeting.
     The Corporation’s Board of Directors believes that if the number of common shares present or represented at the Special Meeting and voting in favor of the proposal to adopt the amendment to Article FOURTH of the Corporation’s Articles of Incorporation is insufficient to adopt the amendment, it is in the best interests of the shareholders to enable the Board of Directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes to adopt the proposed amendment.
THE CORPORATION’S BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES, IN THE EVENT THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO ADOPT THE PROPOSED AMENDMENT TO ARTICLE FOURTH OF THE CORPORATION’S ARTICLES OF INCORPORATION.

BENEFICIAL OWNERSHIP OF
COMMON SHARES OF THE CORPORATION
     The following table sets forth information regarding the beneficial ownership of the Corporation’s common shares, as of November 6, 2008, for each of the Corporation’s directors, each of the Corporation’s executive officers, all directors and executive officers of the Corporation as a group. As of November 6, 2008, no person was known by the Corporation to beneficially own more than 5% of the Corporation’s outstanding common shares.

	Amount and Nature of Beneficial Ownership
		Common Shares
		Which Can Be
		Acquired Upon
		Exercise of
		Currently
		Exercisable Options
		or Options First
Name of Beneficial		Becoming
Owner or Number	Common Shares	Exercisable		Percent of
of Persons in Group (1)	Presently Held	Within 60 Days	Total	Class (2)
John O. Bacon (3)	10,055		10,055	*
Laurence A. Bettcher (4)	43,600		43,600	*
Barry W. Boerger (5)	7,701		7,701	*
Thomas A. Depler (6)	12,922		12,922	*
Blythe A. Friedley (7)	86,950		86,950	1.14%
James D. Heckelman (8)	23,873		23,873	*
Allen R. Maurice (9)	59,931		59,931	*
James O. Miller (10)	4,240	8,300	12,540	*
W. Patrick Murray (11)	148,500		147,600	1.97%
Allen R. Nickles (12)	2,600		2,600	*
John P. Pheiffer (13)	103,322		103,322	1.36%
J. William Springer (14)	100		100	*
David A. Voight (15)	10,750		10,750	*
Richard A. Weidrick (16)	4,415		4,415	*
Daniel J. White (17)	1,340		1,340	*
J. George Williams (18)	36,650		36,650	*
Gerald B. Wurm (19)	22,153		21,631	*
Richard J. Dutton	500		500	*
Todd A. Michel (20)	21	6,400	6,421	*
James E. McGookey (21)	985		985	*
Charles C. Riesterer	10	6,400	6,410	*

All current executive officers and directors as a group (21 persons)	580,618	21,100	601,718	7.89%

(1)	Unless otherwise indicated, each executive officer or director has sole voting and investment power with respect to all of the common shares reflected in the table for such executive officer or director. The mailing address of each of the executive officers and directors of the Corporation is 100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870.

(2)	Percent of Class is computed based on the sum of (a) 7,623,893 common shares outstanding on November 6, 2008, and (b) the number of common shares, if any, as to which the named person or group has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or will first become exercisable within 60 days after November 6, 2008. * Indicates beneficial ownership of less than one percent of the outstanding common shares of the Corporation.

(3)	6,981 shares held by John O. Bacon Trust; 1,784 shares held by John L. Bacon Trust; 1,290 shares held by John O. Bacon IRAs.

(4)	41,550 shares held by Laurence A. Bettcher IRAs; 2,050 shares held by Sandusky Bay Company, Ltd., a limited liability company owned by Laurence A. Bettcher.

(5)	6,921 shares held by Barry W. Boerger Trust; 780 shares held by Judith A. Boerger Trust, spouse of Barry W. Boerger.

(6)	12,401 shares held by Thomas A. Depler Trust; 393 shares held by Thomas A. Depler and Nancy S. Depler, spouse of Thomas A. Depler; 128 shares held by Depler Trust.

(7)	60,932 shares held by Blythe A. Friedley Trust; 4,766 shares held by Arlene M. Friedley Trust; 21,252 shares held by Arlene M. Friedley CRUT Trust.

(8)	8,722 shares held by James D. Heckelman; 2,419 shares held in James D. Heckelman IRA; 8,722 shares held by Margaret F. Heckelman, spouse of James D. Heckelman; 2,419 shares held by Margaret F. Heckelman IRA; 1,591 shares held by James D. Heckelman and Margaret F. Heckelman Trust.

(9)	1,641 shares owned by Allen R. Maurice; 450 shares owned by Susan C. Maurice, spouse of Allen R. Maurice; 2,875 shares held by Allen R. Maurice IRA; 54,965 shares held in Wagner, Maurice, Davidson, Gilbert Co. Profit Sharing Trust FBO Allen R. Maurice

(10)	460 shares held by James O. Miller IRA; 3,300 shares held by Martha M. Miller IRA, spouse of James O. Miller; 480 shares owned by the children of James O. Miller.

(11)	6,700 shares held by W. Patrick Murray Trust; 31,300 shares held by W. Patrick Murray IRA; 110,500 shares held by Louise Murray Trust, spouse of W. Patrick Murray.

(12)	1,000 shares held by Allen R. Nickles IRA; 600 shares owned by Diane Nickles, spouse of Allen R. Nickles; 500 shares held by Diane Nickles IRA; 500 shares owned by child of Allen R. Nickles.

(13)	6,245 shares held by John P. Pheiffer IRA; 9,299 shares owned by John P. Pheiffer; 3,451 shares held by P. Pheiffer Trust; 22,419 shares held by C. Pheiffer Trust; 61,908 shares held by Dorn Trust.

(14)	100 shares held by John W. Springer Trust

(15)	8,750 shares held by David A. Voight Trust; 2,000 shares held by Ann S. Voight Trust.

(16)	2,857 shares held by Richard A. Weidrick IRA; 1,324 shares held by Linda Weidrick IRA, spouse of Richard A. Weidrick; 234 shares owned by children of Richard A. Weidrick.

(17)	731 shares owned by Daniel J. White; 609 shares held by Daniel J. White IRA.

(18)	34,000 shares held by J. George Williams Trust; 1,500 shares owned by J. George Williams; 1,150 shares owned by Doris Williams, spouse of J. George Williams.

(19)	19,574 shares held by Gerald B. Wurm Trust; 915 shares held under the Stefanie E. Wurm Trust; 564 shares held under the Valerie N. Wurm Trust; 1,100 shares owned by the grandchildren of Gerald B. Wurm.

(20)	21 shares held by Todd A. Michel and Lynn A. Michel Trust, spouse of Todd A. Michel.

(21)	985 shares held by James E. McGookey IRA.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING
     Proposals by shareholders intended to be presented at the 2009 Annual Meeting of Shareholders must be received by the Secretary of the Corporation no later than November 14, 2008, to be eligible for inclusion in the Corporation’s proxy, notice of meeting, proxy statement and Notice of Internet Availability of Proxy Materials relating to the 2009 Annual Meeting. The Corporation will not be required to include in its proxy, notice of meeting, proxy statement or Notice of Internet Availability of Proxy Materials, a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by applicable SEC rules. Any shareholder that intends to submit a proposal other than for inclusion in the proxy materials must deliver such proposal to the Secretary of the Corporation not less than 60 nor more than 90 days prior to the 2009 Annual Meeting (or 15 days after the date of notice or public disclosure if the Corporation provides less than 75 days notice of the meeting), or such proposal will be considered untimely. If a shareholder proposal is untimely, the Corporation may vote in its discretion on that proposal all of the common shares for which it has received proxies for the 2009 Annual Meeting.
     Proposals by shareholders intended to be presented at the 2009 Annual Meeting should be mailed or delivered to First Citizens Banc Corp, 100 East Water Street, Sandusky, Ohio 44870, Attention: Secretary.
OTHER MATTERS
     As of the date of this Proxy Statement, the Board of Directors knows of no matter that will be presented for action by the shareholders at the Special Meeting other than those matters discussed in this Proxy Statement. However, if any other matter requiring a vote of the shareholders should properly come before the Special Meeting, including matters relating to the conduct of the Special Meeting, the individuals acting under the proxies solicited by the Board of Directors will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.

By Order of the Board of Directors,
November 13, 2008	James E. McGookey Secretary First Citizens Banc Corp

Appendix A
Proposed Amendment to Article FOURTH
of Articles of Incorporation of
First Citizens Banc Corp
     Article FOURTH shall be amended and restated in its entirety as follows:
     FOURTH: The authorized number of shares of the Corporation shall be Twenty Million Two Hundred Thousand (20,200,000), consisting of Twenty Million (20,000,000) common shares, each without par value (the “common shares”), and Two Hundred Thousand (200,000) preferred shares, each without par value (the “preferred shares”).
     The directors of the Corporation are hereby authorized to provide for the issuance of, and to issue, one or more series of preferred shares and, in connection with the creation of any such series, to adopt an amendment or amendments to the Articles of the Corporation determining, in whole or in part, the express terms of any such series to the fullest extent now or hereafter permitted under Ohio law, including, but not limited to, determining: the division of such shares into series and the designation and authorized number of shares of each series; dividend or distribution rights; dividend rate; liquidation rights, preferences and price; redemption rights and price; sinking fund requirements; voting rights; pre-emptive rights; conversion rights; restrictions on the issuance of shares; and other relative, participating, optional or other special rights and privileges of each such series and the qualifications, limitations or restrictions thereof. Notwithstanding the foregoing, in no event shall the voting rights of any series of preferred shares be greater than the voting rights of the common shares, except to the extent specifically required with respect to any series of preferred shares which may be designated for issuance to the United States Department of the Treasury under the TARP Capital Purchase Program instituted under the Emergency Economic Stabilization Act of 2008. In the event that at any time the directors of the Corporation shall have established and designated one or more series of preferred shares consisting of a number of shares which constitutes less than all of the authorized number of preferred shares, the remaining authorized preferred shares shall be deemed to be shares of an undesignated series of preferred shares until designated by the directors of the Corporation as being part of a series previously established or a new series then being established by the directors. Without limiting the generality of the foregoing, and subject to the rights of any series of preferred shares then outstanding, the amendment providing for issuance of any series of preferred shares may provide that such series shall be superior or rank equally or be junior to the preferred shares of any other series to the extent permitted by Ohio law.

A-1